UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2009

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

The Company has implemented a salary reduction program that became effective on April 1, 2009. From that date, the Company has reduced salaries of the employees in its corporate headquarters and its United States subsidiary by the amount of the cost-of-living increases instituted in those units last October. In addition, employees in those units who make more than $100,000 in base annual salary had their salaries reduced by an additional 6% of the amount over $100,000. Finally, the Company formally eliminated any corporate management incentive compensation for senior employees for fiscal year 2009.

As a result, the base salaries for the following officers were reduced as follows: 8.5% for Nicholas R. Schacht, the Company’s Chief Executive officer; 7.8% for Charles R. Waldron, the Company’s Chief Financial Officer; 7.2% for David Booker, the Company’s Chief Operating Officer;, and 6.8% for Magnus Nylund, the Company’s Chief Information Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: April 6, 2009	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer